UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A
(Rule 14a-101)

INFORMATION REQUIRED IN PROXY STATEMENT

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934

(Amendment No.  )

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CALIFORNIA MICRO DEVICES CORPORATION
(Name of Registrant as Specified in Its Charter)

DIALECTIC CAPITAL MANAGEMENT, LLC
DIALECTIC CAPITAL PARTNERS, LP
DIALECTIC OFFSHORE, LTD.
DIALECTIC ANTITHESIS PARTNERS, LP
DIALECTIC ANTITHESIS OFFSHORE, LTD.
JOHN FICHTHORN
LUKE FICHTHORN
BRYANT RILEY
J. MICHAEL GULLARD
KENNETH POTASHNER

(Name of Persons(s) Filing Proxy Statement, if Other Than the Registrant)

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On July 30, 2009, Dialectic Capital Management, LLC (“Dialectic”), together with the other participants named therein, made a definitive filing with the Securities and Exchange Commission of a proxy statement and accompanying GOLD proxy card to be used to solicit votes for the election of its slate of nominees as directors at the 2009 annual meeting of stockholders of California Micro Devices Corporation.

Item 1:  On September 10, 2009, Dialectic issued the following press release:

DIALECTIC CAPITAL MANAGEMENT RESPONDS TO CONTINUING CAMPAIGN OF MISINFORMATION BY CALIFORNIA MICRO DEVICES

RiskMetrics Group, Glass Lewis & Co. and Proxy Governance, Inc. All Recommend Stockholders Vote Dialectic’s GOLD Proxy Card

Dialectic Urges All Stockholders to Vote the GOLD Proxy Card Now to Support the Election of the Dialectic Nominees

NEW YORK, Sept. 10 /PRNewswire/ -- Dialectic Capital Management, LLC ("Dialectic") responded today to the press release issued by California Micro Devices Corporation ("CMD" or the "Company") (Nasdaq: CAMD - News) in which the Company alleged that Dialectic had reneged on a purported settlement and that, suddenly, the Company was committed to add two of Dialectic's nominees to the Board of Directors provided that CMD stockholders re-elect the incumbent directors at CMD's September 17, 2009 annual meeting. The Dialectic group is the second largest stockholder of the Company and beneficially owns 2,025,011 shares, representing approximately 8.8% of the Company's outstanding common stock.

John Fichthorn, Dialectic's managing member, stated, "We have made repeated attempts over the last several months to reach a settlement with the Company to achieve our objective of creating a Board that would truly represent the best interests of all stockholders. The Board has consistently failed to address our serious concerns. Our most recent efforts to negotiate a settlement were met with more delay and indecision by the Board and produced no finalized agreement. Despite all this, we remain willing to settle with the Board on terms that reflect the mandate we have received from the three leading independent proxy voting advisory firms, RiskMetrics Group, Glass Lewis & Co. and PROXY Governance, Inc., which have all affirmed the need for change on the Board and recommended that CMD stockholders vote on Dialectic's GOLD proxy card. CMD's Board simply refuses to accept the fact that real change is needed on the Board and was only willing to discuss a settlement that preserved all seven of the incumbent directors' positions, irrespective of the best interests or wishes of the Company's stockholders."

Fichthorn continued, "We are extremely disappointed that the Company has chosen to engage in this smear campaign in an effort to distract from the real issues of this election - the proper composition of CMD's Board. In fact, CMD has refused to engage in any further negotiations with us. Do not be misled by the Company's latest salvo, which is clearly a last ditch effort by a desperate Board to maintain its fleeting grasp on the privileges the directors have so lavishly bestowed upon themselves. We urge CMD stockholders to see through this transparent ploy and vote for much needed change on the CMD Board by returning the GOLD proxy card today."

If you have any questions, require assistance with voting your GOLD proxy card or need additional copies of Dialectic’s proxy materials, please contact:

Okapi Partners
780 Third Avenue, 30th Floor
New York, NY 10017
Stockholders Call Toll-Free at: (877) 285-5990
Banks and Brokers Call Collect at: (212) 297-0720
info@okapipartners.com

About Dialectic Capital Management, LLC

Dialectic Capital Management, LLC is a hedge fund sponsor based in New York, New York.  It manages a multi-sector long/short equity fund.

Contact:

B. Riley & Co., LLC
Salomon Kamalodine
310-689-2217